Exhibit 99.1

Mid-Atlantic Custom Peer Group

Company	City	State	Company	City	State
1st Colonial Bancorp, Inc.	Collingswood	NJ	Emclaire Financial Corp.	Emlenton	PA
1st Constitution Bancorp	Cranbury	NJ	Empire National Bank	Islandia	NY
Absecon Bancorp	Absecon	NJ	ENB Financial Corp	Ephrata	PA
Adirondack Trust Company	Saratoga Springs	NY	Enterprise National Bank N.J.	Kenilworth	NJ
Allegheny Valley Bancorp, Inc.	Pittsburgh	PA	ES Bancshares, Inc.	Newburgh	NY
American Bank Incorporated	Allentown	PA	Evans Bancorp, Inc.	Hamburg	NY
Annapolis Bancorp, Inc.	Annapolis	MD	Farmers and Merchants Bank	Upperco	MD
Apollo Bancorp, Inc.	Apollo	PA	Fidelity D & D Bancorp, Inc.	Dunmore	PA
Ballston Spa Bancorp, Inc.	Ballston Spa	NY	First Bank	Hamilton	NJ
Bancorp of New Jersey, Inc.	Fort Lee	NJ	First Community Financial Corporation	Mifflintown	PA
Bank of Akron	Akron	NY	First Keystone Corporation	Berwick	PA
Bank of Utica	Utica	NY	First National Bank of Groton	Groton	NY
BCSB Bancorp, Inc.	Baltimore	MD	First Resource Bank	Exton	PA
Berkshire Bancorp Inc.	New York	NY	Fleetwood Bank Corporation	Fleetwood	PA
Brunswick Bancorp	New Brunswick	NJ	FNB Bancorp, Inc.	Newtown	PA
Calvin B. Taylor Bankshares, Inc.	Berlin	MD	FNBM Financial Corporation	Minersville	PA
Capital Bank of New Jersey	Vineland	NJ	FNBPA Bancorp, Inc.	Port Allegany	PA
Carroll Bancorp, Inc.	Sykesville	MD	Frederick County Bancorp, Inc.	Frederick	MD
Carrollton Bancorp	Columbia	MD	Glen Burnie Bancorp	Glen Burnie	MD
CB Financial Services, Inc.	Carmichaels	PA	GNB Financial Services, Inc.	Gratz	PA
CBT Financial Corporation	Clearfield	PA	Greater Hudson Bank, National Assoc.	Middletown	NY
CCFNB Bancorp, Inc.	Bloomsburg	PA	Hamlin Bank and Trust Company	Smethport	PA
Cecil Bancorp, Inc.	Elkton	MD	Harford Bank	Aberdeen	MD
Citizens Financial Services, Inc.	Mansfield	PA	Harvest Community Bank	Pennsville	NJ
Citizens National Bank of Meyersdale	Meyersdale	PA	Highlands Bancorp, Inc.	Vernon	NJ
Clarion County Community Bank	Clarion	PA	Hilltop Community Bancorp, Inc.	Summit	NJ
Commercial National Financial Corporation	Latrobe	PA	Honat Bancorp, Inc.	Honesdale	PA
Community Bank of Bergen County	Maywood	NJ	Hopewell Valley Community Bank	Pennington	NJ
Community First Bank	Somerset	NJ	Howard Bancorp, Inc.	Ellicott City	MD
Community National Bank	Great Neck	NY	IBW Financial Corporation	Washington	DC
Community National Bank of Northwestern PA	Albion	PA	Jeffersonville Bancorp	Jeffersonville	NY
Community Partners Bancorp	Tinton Falls	NJ	Jonestown Bank and Trust Co.	Jonestown	PA
Cornerstone Financial Corp.	Mount Laurel	NJ	JTNB Bancorp, Inc.	Jim Thorpe	PA
County First Bank	La Plata	MD	Juniata Valley Financial Corp.	Mifflintown	PA
Damascus Community Bank	Damascus	MD	Kinderhook Bank Corporation	Kinderhook	NY
Delhi Bank Corp.	Delhi	NY	Kish Bancorp, Inc.	Reedsville	PA
Delmar Bancorp	Salisbury	MD	Landmark Bancorp, Inc.	Pittston	PA
Dimeco, Inc.	Honesdale	PA	Liberty Bell Bank	Marlton	NJ
DNB Financial Corporation	Downingtown	PA	Luzerne National Bank Corporation	Luzerne	PA
Elmer Bancorp, Inc.	Elmer	NJ	Lyons Bancorp, Inc.	Lyons	NY
Elmira Savings Bank	Elmira	NY	Manor Bank	Manor	PA
Embassy Bancorp, Inc.	Bethlehem	PA	Mars National Bank	Mars	PA

Exhibit 99.1 (continued)

Mid-Atlantic Custom Peer Group (continued)

Company	City	State
Mauch Chunk Trust Financial Corp.	Jim Thorpe	PA
Mid Penn Bancorp, Inc.	Millersburg	PA
Mifflinburg Bank & Trust Company	Mifflinburg	PA
MNB Corporation	Bangor	PA
Muncy Bank Financial, Inc.	Muncy	PA
National Bank of Coxsackie	Coxsackie	NY
National Capital Bank of Washington	Washington	DC
Neffs Bancorp, Inc.	Neffs	PA
New Jersey Community Bank	Freehold	NJ
New Millennium Bank	New Brunswick	NJ
New Tripoli Bancorp, Inc.	New Tripoli	PA
Northumberland Bancorp	Northumberland	PA
Norwood Financial Corp.	Honesdale	PA
Old Line Bancshares, Inc.	Bowie	MD
Orange County Bancorp, Inc.	Middletown	NY
Parke Bancorp, Inc.	Sewell	NJ
Pascack Bancorp, Inc.	Waldwick	NJ
Patapsco Bancorp, Inc.	Dundalk	MD
Penns Woods Bancorp, Inc.	Williamsport	PA
Penseco Financial Services Corporation	Scranton	PA
Peoples Financial Services Corp.	Hallstead	PA
Peoples Limited	Wyalusing	PA
Putnam County National Bank of Carmel	Carmel	NY
QNB Corp.	Quakertown	PA
Republic First Bancorp, Inc.	Philadelphia	PA
Royal Bancshares of Pennsylvania, Inc.	Narberth	PA
Rumson-Fair Haven Bank & Trust Co.	Rumson	NJ
Scottdale Bank & Trust Company	Scottdale	PA
Shore Community Bank	Toms River	NJ
Solvay Bank Corporation	Solvay	NY
Somerset Hills Bancorp	Bernardsville	NJ
Somerset Trust Holding Company	Somerset	PA
Stewardship Financial Corporation	Midland Park	NJ
Sussex Bancorp	Franklin	NJ
Tri-County Financial Corporation	Waldorf	MD
Turbotville National Bancorp, Inc.	Turbotville	PA
UNB Corporation	Mount Carmel	PA
Unity Bancorp, Inc.	Clinton	NJ
VSB Bancorp, Inc.	Staten Island	NY
West Milton Bancorp, Inc.	West Milton	PA
Woodlands Financial Services Company	Williamsport	PA